SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         --------------

                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                         --------------


        Date of Report (Date of earliest event reported)
                        NOVEMBER 25, 1996


                          ALDILA, INC.
     (Exact name of registrant as specified in its charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)


                             0-21872
                    (Commission File Number)


                           13-3645590
                (IRS Employer Identification No.)


    15822 BERNARDO CENTER DRIVE, SAN DIEGO, CALIFORNIA  92127
      (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code:
                         (619) 592-0404

                         NOT APPLICABLE
  (Former name or former address, if changed since last report)

             =======================================

            THIS REPORT INCLUDES A TOTAL OF 6 PAGES.
Item 5.   Other Events.

          ------------

      On November 25, 1996, Aldila, Inc. (the "Company") issued a press release (the "Press Release") concerning the approval by the Company's Board of Directors of the Company's plans to open a carbon fiber manufacturing facility. A copy of the Press Release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

     The Press Release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are necessarily subject to various risks and uncertainties, not all of which are within the Company's control. In addition to the risks and uncertainties identified in the Company's Quarterly Report on Form 10-Q for the quarter ended
September 30, 1996 and the Annual Report on Form 10-K for the year ended December 31, 1995, in each case, particularly as set forth in the Management's Discussion and Analysis of Financial Condition and Results of Operations included therein, the Company believes that such forward-looking statements are subject to the following risks and uncertainties:

      (a) The Company may not be able to find an appropriate location for a carbon fiber manufacturing facility or may not be able to acquire such a location on terms that it deems to be acceptable. In addition, the process of securing such a location and developing it for use as a carbon fiber manufacturing facility may take longer than anticipated, for example, because of construction delays or delays in obtaining required permits, potentially delaying to a material extent the availability to the Company of carbon fiber from this facility. In this regard, although the Company believes that it has secured adequate supplies of carbon fiber from third parties to meet its needs through 1997, there currently exist shortages of carbon fiber suitable for graphite golf club shafts, and there can be no assurance that a material delay in obtaining carbon fiber from this facility will not affect the Company's ability to manufacture adequate quantities of graphite prepreg for its use.

      (b) Although the Company has retained and expects to continue to retain people with significant expertise in carbon fiber manufacturing to assist in the development and operation of its carbon fiber facility, the Company itself and its current senior management have no experience in the manufacturing of carbon fiber. The Company's success in carbon fiber manufacturing will be dependent on its ability to develop and introduce on a timely and cost-effective basis new processes, applications and products that keep pace with technological developments in this field.

      (c) The Company's carbon fiber manufacturing operations will be dependent on the availability of acrylic fiber, the principal raw material in carbon fiber. There is currently only one supplier of acrylic fiber of the type that is suitable for use in carbon fiber manufacturing. The Company's carbon fiber manufacturing operations would be adversely affected if it were not able to obtain adequate supplies of acrylic fiber at reasonable prices.

      (d) The Company intends to utilize its carbon fiber manufacturing facility to produce carbon fiber both for its own use in manufacturing graphite golf club shafts and, ultimately, for use in other applications, either through the sale of carbon fiber or carbon fiber structural products to other consumers of that material or through the acquisition of other businesses that utilize carbon fiber. There can be no assurance that the Company will be able to find purchasers for its carbon fiber at profitable prices or that it will be able to identify businesses to be acquired or to acquire such businesses on terms that it finds acceptable.

     (e) The Company's carbon fiber operations will utilize high temperature processes, substantial electrical current and industrial gases that potentially can be subject to volatile chemical reactions. In addition, there will be different environmental issues than are presented by the Company's current graphite prepreg and golf shaft manufacturing operations. The Company intends to design and operate its facility to minimize the operational and regulatory risks associated with these factors. As a result of mechanical or human failure or unforeseen conditions or results related to its manufacturing and engineering processes, however, the Company's ability to manufacture carbon fiber could be adversely affected or the Company could incur significant costs.

      (f) There are a number of other carbon fiber manufacturers with whom the Company will be competing, many of which have substantially greater resources than the Company and have been in the carbon fiber manufacturing business for a long time. There can be no assurance that the Company will be able to compete effectively with these other companies, either as to price, as to quality, as to service or as to technological superiority, and there can be no assurance that the Company would not be better served as to its own carbon fiber needs by purchasing it from other manufacturers rather than supplying itself.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements of Business Acquired.
               Not applicable.

          (b)  Pro Forma Financial Information.
               Not applicable.

          (c)  Exhibits.

               99.1 Press Release dated November 25, 1996.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALDILA, INC.



Dated:  November  26, 1996         By:  /s/  ROBERT J. CIERZAN
                                   ------------------------------
                                   Name:  Robert J. Cierzan
                                   Title: Vice President,
                                           Secretary and Treasurer


                          EXHIBIT INDEX

     Exhibit
       No.                     Document
     ------                    --------

      99.1          Press Release dated November 25, 1996.